EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-92409; 333-92391; 333-38768; 333-38766; 333-38874; 333-59096; 333-71944; 333-101965; and 333-116778) of VA Software Corporation of our report dated August 20, 2003 relating to the consolidated financial statements and schedules, which appears in this Form 10-K.